Exhibit 4.2

THIRD AMENDMENT TO SECOND AMENDED AND
RESTATED SECURED TERM LOAN AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED SECURED TERM LOAN AGREEMENT (this “Amendment”) is made as of this 30th day of March, 2017 (the “Effective Date”), by and among DDR Corp. (f/k/a Developers Diversified Realty Corporation), a corporation organized under the laws of the State of Ohio (“DDR”), DDR PR Ventures, LLC, S.E., a Delaware limited liability company (“DDR PR”; DDR and DDR PR together with any Qualified Borrower that issues a Qualified Borrower Note in accordance with the terms of the Loan Agreement (as hereinafter defined), collectively, “Borrower”), KeyBank National Association, and the other several banks, financial institutions and other entities from time to time parties to the Loan Agreement described below, including the existing “Lenders” shown on the signature pages hereof (the “Lenders”), and KeyBank National Association, not individually, but as “Administrative Agent”, RBC Capital Markets, not individually, but as “Syndication Agent”, and U.S. Bank National Association, The Bank of Nova Scotia and Citizens, N.A., not individually, but as “Documentation Agents”.

R E C I T A L S

A.

Borrower, Administrative Agent, J.P. Morgan Securities LLC, as syndication agent, ING Real Estate Finance (USA) LLC, Scotiabanc, Inc. and Citizens, N.A., as documentation agents, and certain Lenders entered into that certain Second Amended and Restated Secured Term Loan Agreement dated as of June 28, 2011, as amended by that certain First Amendment to Second Amended and Restated Secured Term Loan Agreement dated as of January 17, 2013, and that certain Second Amendment to Second Amended and Restated Secured Term Loan Agreement dated as of April 23, 2015 (collectively, the “Existing Loan Agreement”; the Existing Loan Agreement, as modified and amended by this Amendment, the “Loan Agreement”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

B.	Borrower has requested changes to certain terms in the Existing Loan Agreement as set forth herein and the Lenders have agreed to such changes.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENTS

1.The foregoing Recitals to this Amendment are incorporated into and made part of this Amendment.

2.Section 1.1 of the Existing Loan Agreement is hereby amended by deleting in its entirety the definition of “Substantial Portion”, and inserting in lieu the following:

“‘Substantial Portion’ means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 30% (or, in the case of Section 7.7 or 7.8 of this Agreement, 10%) of the assets of the Consolidated

Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month immediately preceding the month in which such determination is made, or (ii) is responsible for more than 30% (or, in the case of Section 7.7 or 7.8 of this Agreement, 10%) of the consolidated net operating income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.”

3.Borrower hereby represents and warrants that:

(a)after giving effect to this Amendment, no Default or Unmatured Default exists;

(b)the Loan Documents are in full force and effect and neither Borrower nor any Assignor has defenses or offsets to, or claims or counterclaims relating to, its obligations under the Loan Documents;

(c)there has been no material adverse change in the financial condition of Borrower and its Subsidiaries from that shown in its December 31, 2016 financial statements;

(d)each of Borrower and the Assignors has full corporate power and authority to execute, and has duly authorized the execution of, this Amendment and the other documents executed in connection herewith and no consents are required for such execution other than any consents which have already been obtained; and

(e)after giving effect to this Amendment, all representations and warranties contained in Article V of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof; provided that any representation or warranty that is qualified as to “materiality”, Material Adverse Effect or similar language is true and correct in all respects as of the date hereof and any such representations or warranties that relate to an earlier specified date are true and correct on and as of such date.

4.Except as specifically modified hereby or in any agreement executed in connection herewith, the Loan Agreement and the other Loan Documents are and remain unmodified and in full force and effect and the obligations of Borrower, Lenders and Administrative Agent under the Loan Agreement are hereby ratified and confirmed. All references in the Loan Documents to the Existing Loan Agreement henceforth shall be deemed to refer to the Existing Loan Agreement as amended by this Amendment.  Without limiting the foregoing, DDR, as guarantor under that certain Unconditional Guaranty of Payment and Performance dated as of June 29, 2005 (as modified and amended from time to time, hereinafter referred to as “Guaranty”), does hereby acknowledge and agree that (i) the “Loan Documents” (as defined in the Guaranty) shall include the Loan Agreement and that certain Third Omnibus Amendment to Loan Documents dated as of even date herewith among Borrower, the assignors party thereto and Administrative Agent and (ii) the Guaranty hereby extends to and is applicable to such Loan Documents, as modified and amended.  In connection with the foregoing provisions, DDR, in its capacity as guarantor under the Guaranty, does hereby ratify and confirm the Guaranty.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a waiver, cancellation, satisfaction, release or extinguishment of the obligations of DDR, in its capacity as guarantor under the Guaranty, under the Guaranty.

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5.This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Amendment shall be construed and enforced in accordance with the laws of the State of Ohio (excluding the laws applicable to conflicts or choice of law).  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment.

6.This Amendment shall become effective as of June 28, 2011 upon satisfaction of the following conditions precedent: (i) this Amendment shall have been executed by Borrower, Administrative Agent and the Required Lenders and the Third Omnibus Amendment of Loan Documents shall have been executed by Borrower, the assignors party thereto and the Administrative Agent, and (ii) the Administrative Agent shall have received and approved a fully executed and effective amendment to the Unsecured Credit Agreement, a fully executed and effective amendment to the Wells Fargo Credit Agreement, and a fully executed and effective amendment to that certain Second Amended and Restated Credit Agreement dated as of October 20, 2010 between Borrower and PNC Bank, National Association, as amended, each of which reflects modifications thereto that conform to the modifications being made pursuant to this Amendment.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first above written.

BORROWER:

DDR CORP. (f/k/a Developers Diversified Realty Corporation), an Ohio corporation

By:/s/ Matthew Ostrower

Print Name: Matthew Ostrower

Title:  Executive Vice President, Chief Financial Officer and Treasurer

3300 Enterprise Parkway
Beachwood, Ohio  44122
Phone:  216/755-6453
Facsimile:  216/755-3453
Attention:  Chief Financial Officer

with a copy to:

3300 Enterprise Parkway
Beachwood, Ohio  44122
Phone:  216/755-5650
Facsimile:  216/755-1560
Attention:  General Counsel

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DDR PR VENTURES, LLC, S.E., a Delaware limited liability company

By:/s/ Matthew Ostrower

Print Name:   Matthew Ostrower

Title:  Executive Vice President, Chief Financial Officer and Treasurer

3300 Enterprise Parkway
Beachwood, Ohio  44122
Phone:  216/755-6453
Facsimile:  216/755-3453
Attention:  Chief Financial Officer

with a copy to:

3300 Enterprise Parkway
Beachwood, Ohio  44122
Phone:  216/755-5650
Facsimile:  216/755-1560
Attention:  General Counsel

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LENDERS:

KEYBANK NATIONAL ASSOCIATION,
Individually and as Administrative Agent

By:/s/ Angela Kara
Print Name: Angela Kara
Title:            Assistant Vice President

127 Public Square
8th Floor
Cleveland, OH  44114
Phone:  216/689-7984
Facsimile:  216/689-5819
Attention:  Jason Weaver

With a copy to:

127 Public Square
8th Floor
Cleveland, OH  44114
Phone:  216/689-4653
Facsimile:  216/689-5819
Attention:  Angela Kara

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ROYAL BANK OF CANADA,

Individually and as Documentation Agent

By:/s/ Brian Gross
Print Name:  Brian Gross
Title:  Authorized Signatory

Brookfield Place, 200 Vesey Street
New York, New York  10281-8098
Phone:  212/266-4047
Attention:  Brian Gross

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U.S. BANK NATIONAL ASSOCIATION,

Individually and as Documentation Agent

By:/s/ Curt M. Steiner
Name:  Curt M. Steiner
Title:  Senior Vice President

190 S. LaSalle St., 11th Floor
Chicago, IL  60603
Telephone:  312/325-8756
Facsimile:  312/325-8853
Attention:  Curt M. Steiner

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CITIZENS, N.A., Individually and as Documentation Agent

By: /s/ Kerri Colwell
Name:  Kerri Colwell
Title:  Senior Vice President

1215 Superior Avenue, OHS640
Cleveland, Ohio  44114
Telephone:  216-277-0200
Facsimile:  216-277-2647
Attention:  Kerri Colwell

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THE BANK OF NOVA SCOTIA,
Individually and as Documentation Agent

By:/s/ Chad Hale
Print Name:  Chad Hale
Title:  Director and Execution Head

The Bank of Nova Scotia
40 King Street West, Floor 55
Toronto, ON  M5H 1H1 Canada
Phone:  416-350-1173
Facsimile:  416-350-1161
Attention:  Mr. Chad Hale

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JPMORGAN CHASE BANK, N.A.

By:/s/ Amrish Desai
Name:  Amrish Desai
Title:    Vice President

383 Madison Avenue, Floor 24
New York, New York  10179
Phone:  212/622-8233
Facsimile:  212/270-2157
Attention:  Amrish Desai

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THE BANK OF NEW YORK MELLON

By:/s/ Helga Blum
Print Name:  Helga Blum
Title:  Managing Director

225 Liberty Street
22nd Floor
New York, New York  10286
Telephone:  212/635-7420
Facsimile:  212/635-7065
Attention:  Helga Blum

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PNC BANK, NATIONAL ASSOCIATION,
Individually

By:/s/ Martin D. Rodriguez
Print Name:  Martin D. Rodriguez
Title:  Senior Vice President

1900 E. Ninth Street, 22nd Floor
Cleveland, Ohio  44114
Phone:  216/222-6038
Facsimile:  216/222-6060
Attention:  Martin D. Rodridguez

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REGIONS BANK

By:/s/ T. Barrett Vawter
Print Name:  T. Barrett Vawter
Title:  Vice President

1717 McKinney Avenue, Suite 1200

Dallas, TX  75202

Telephone:  469/608-2787

Facsimile:  469/608-2842

Attention:  T. Barrett Vawter

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SUMITOMO MITSUI BANKING CORPORATION

By:/s/ Hideo Notsu
Print Name:  Hideo Notsu
Title:  Managing Director

277 Park Avenue
New York, NY  10172
Phone:  212/224-4058
Facsimile:  212/224-4887
Attention:  Mr. Justin Kim

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THE HUNTINGTON NATIONAL BANK

By:/s/ Marla S. Bergrin
Name:  Marla S. Bergrin
Title:  Vice-President

200 Public Square CM17
Cleveland, Ohio  44114
Telephone:  216/515-5647
Facsimile:  877/834-3517
Attention:  Marla S. Bergrin

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CAPITAL ONE, NATIONAL ASSOCIATION

By:/s/ Ashish Tandon
Print Name:  Ashish Tandon
Title:  Director

1680 Capital One Drive
McLean, VA  22102
Phone:  703-720-6760
Facsimile:  703-720-2023
Attention:  Ashish Tandon
                  Vice President

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GOLDMAN SACHS BANK USA

By:/s/ Ushma Dedhiya
Print Name:  Ushma Dedhiya
Title:  Authorized Signatory

c/o Goldman Sachs & Co.
30 Hudson Street

Jersey City, New Jersey  07302
Phone:  917/343-0804
Attention:  Ushma Dedhiya

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WELLS FARGO BANK, N.A.

By:/s/ Brandon Barry
Name:  Brandon Barry
Title:  Vice-President

Wells Fargo Bank
10 S. Wacker Drive
32nd Floor
Chicago, IL  60606
Telephone:  (312) 827-1525
Facsimile:  (312) 782-0969
Attention:  Brandon Berry

With a copy to:

Doug Frazer

Loan Administrator
Wells Fargo Bank
301 S. College Street
4th Floor
Charlotte, NC  28202
Phone:  (704) 715-5747
Fax:  (704) 715-1289

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CITICORP NORTH AMERICA, INC.

By:/s/ John C. Rowland
Print Name:  John C. Rowland
Title:  Vice President

388 Greenwich Street, 6th Floor
New York, New York  10013
Phone:  212/816-4947
Facsimile:  646/688-2052
Attention:  John C. Rowland

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:/s/ J. Patrick Daugherty
Name:  J. Patrick Daugherty
Title:  Vice President

First Tennessee Bank
701 Market Street 13th Floor

Chattanooga, Tennessee  37402
Phone:  423/757-4233
Facsimile:  423/757-4040
Attention:  Patrick Daugherty

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DEUTSCHE BANK TRUST COMPANY
AMERICAS, INC.

By:/s/ James Rolison
Print Name:  James Rolison
Title:  Managing Director

By:/s/ Darrell L. Gustafson
Print Name:  Darrell L. Gustafson
Title:  Managing Director

200 Crescent Court #550
Dallas, Texas  75201
Phone:  214/740-7906
Facsimile:  214/740-7910
Attention:  Justin Shull

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